Exhibit 99.1

Bancshares of Florida, Inc. Announces Bristol Bank Shareholder Approval of
Merger Between Bank of Florida and Bristol Bank

          NAPLES, Fla., Aug. 11 /PRNewswire-FirstCall/ -- Michael L. McMullan, Chief Executive Officer and President of Bancshares of Florida, Inc., announced earlier today that the shareholders of Bristol Bank have approved the pending acquisition of Bristol Bank by Bancshares of Florida, Inc. Under the terms of the agreement, Bristol Bank will merge with and into Bank of Florida, a wholly owned subsidiary of Bancshares of Florida, Inc.

          Bank of Florida has received regulatory approval from the Federal Deposit Insurance Corporation and the Office of Financial Regulation for the State of Florida, and the transaction is expected to close on or about August 25, 2006. The combined company will have more than $850 million in assets, and the former Bristol Bank office will adopt the Bank of Florida name in early September.

          “We are so pleased to have the support of the Bristol Bank shareholders,” said Michael L. McMullan. Mr. McMullan further stated that, “This merger will allow us to expand the types of services that are currently available to Bristol’s clients as well as extend our presence into the affluent community of Coral Gables. Bristol is a great match for our business model, and we look forward to bringing our unique approach to banking to this community.”

          Bancshares of Florida, Inc. (Nasdaq: BOFL, Newspaper listing: “BcshFla”) is a $756 million-asset multi-bank holding Company located in Naples, Florida. Bancshares is the parent company for Bank of Florida, Southwest, and Bank of Florida Trust Company, both based in Naples, Florida; Bank of Florida, based in Fort Lauderdale, Florida; and Bank of Florida, Tampa Bay, based in Tampa, Florida, collectively referred to as the “Company.”  In addition, Bank of Florida, Fort Lauderdale, maintains a full-service banking facility in Boca Raton, Florida.  Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on the “Investor Relations” tab.

          The foregoing may be deemed to be offering materials of Bancshares of Florida, Inc. (“Bancshares”) in connection with Bancshares’ pending acquisition of Bristol Bank, on the terms and subject to the conditions in the Amended and Restated Agreement and Plan of Merger dated as of March 7, 2006, among Bancshares, Bank of Florida and Bristol Bank.

          Bancshares and Bristol shareholders and other investors are urged to read the Proxy Statement/Prospectus, which Bancshares filed with the Securities and Exchange Commission on July 11, 2006, in connection with the pending merger, because it contains important information about Bancshares, Bank of Florida, Bristol, the merger, the solicitation of proxies in the merger and certain parties’ interests in the merger and related matters.

          The Proxy Statement/Prospectus is available for free both on the Securities and Exchange Commission website (http://www.sec.gov) and from Bancshares as follows:

Chief Financial Officer
Bancshares of Florida, Inc.
1185 Immokalee Road
Naples, Florida 34110
(239) 254-2100

          Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward- looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bancshares of Florida, Inc., its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect, Bancshares of Florida, Inc.’s financial performance and could cause actual results for fiscal 2006 and beyond to differ materially from those expressed or implied in such forward- looking statements. Bancshares of Florida, Inc. does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

          For More Information Contact:
          Michael L. McMullan, President and CEO, Bancshares of Florida, Inc., (239) 254-2100

SOURCE  Bancshares of Florida
          -0-                             08/11/2006
          /CONTACT:  Michael L. McMullan, President and CEO, Bancshares of Florida, Inc., +1-239-254-2100/
          /Web site:  http://www.bankofflorida.com/
          (BOFL)